Exhibit 99.1
Alpine Immune Sciences Provides Corporate Update and
Reports First Quarter 2021 Financial Results

SEATTLE, WA - May 13, 2021 - Alpine Immune Sciences, Inc. (NASDAQ: ALPN), a leading clinical-stage immunotherapy company focused on developing innovative treatments for cancer and autoimmune/inflammatory diseases, today provided a corporate update and reported financial results for the first quarter ended March 31, 2021.
“The first quarter of this year has been highly productive as we continue to make strong progress across our pipeline. We look forward to sharing the first clinical data update on NEON-1, a Phase 1 dose escalation and expansion study of ALPN-202 monotherapy, at the upcoming ASCO Annual Meeting,” said Mitchell H. Gold, M.D., Executive Chairman and Chief Executive Officer of Alpine. “In addition, we continue our focus on the imminent global Phase 2 study of ALPN-101 in systemic lupus erythematosus, targeted to initiate around the middle of the year.”

First Quarter 2021 and Recent Updates
•ALPN-202: Conditional CD28 costimulator and dual checkpoint inhibitor
◦In April 2021, at the 2021 American Association for Cancer Research (AACR) Virtual Annual Meeting I, Dr. Mark Voskoboynik from Nucleus Network and The Alfred Hospital in Melbourne, Australia, presented a Trials in Progress poster describing the ongoing first-in-human, Phase 1 clinical trial involving monotherapy with ALPN-202, the company’s lead oncology program.
◦In April 2021, Alpine announced an upcoming clinical data presentation on NEON-1 at the American Society of Clinical Oncology (ASCO) Annual Meeting scheduled to take place June 4, 2021.
•Research
◦In April 2021, at the 2021 American Association for Cancer Research (AACR) Virtual Annual Meeting I, Alpine researchers demonstrated the use of directed evolution to engineer novel variant immunoglobulin domain (vIgD) Fc fusion proteins that enable tumor antigen-dependent CD28 costimulation.
•General Corporate
◦Promotion of Remy Durand, Ph.D. to Chief Business Officer: Dr. Durand joined Alpine Immune Sciences in 2018 as Vice President, Business Development and Corporate Strategy, and has played a leading role in building the company’s partnerships with AbbVie and Adaptimmune, and has represented the company at investor meetings and conferences.
◦Appointed Pamela Holland, Ph.D. as Senior Vice President, Research: Dr. Holland is an experienced cancer biologist with a proven track record of successfully discovering and progressing multiple preclinical therapeutics into clinical development, most recently at Surface Oncology and Amgen.

First Quarter 2021 Financial Results
As of March 31, 2021, we had cash, cash equivalents, restricted cash, and investments totaling $115.4 million. Net cash used in operating activities for the quarter ended March 31, 2021 was $16.0 million compared to net cash used in operating activities of $9.7 million for the quarter ended March 31, 2020. We recorded net losses of $10.6 million and $5.5 million for the quarters ended March 31, 2021 and 2020, respectively.
Collaboration revenue for the quarter ended March 31, 2021 was $3.2 million and related to our agreement with AbbVie, compared to $1.1 million related to our agreement with Adaptimmune for the quarter ended March 31, 2020.
Research and development expenses for the quarter ended March 31, 2021 were $10.4 million compared to $4.9 million for the quarter ended March 31, 2020. The increase was primarily attributable to increases in contract manufacturing and process development of our product candidates, clinical trial activities, and personnel-related expenses.

General and administrative expenses for the quarter ended March 31, 2021 were $3.3 million compared to $1.8 million for the quarter ended March 31, 2020. The increase was primarily attributable to increases in professional and legal services, personnel-related expenses, and insurance and facility costs to support the growth and expansion of our business.
Alpine expects that its current cash resources, combined with the potential $75 million in pre-option exercise milestones payable under its option and license agreement with AbbVie, for the development and commercialization of ALPN-101, are sufficient to fund Alpine's planned operations through 2023.
About Alpine Immune Sciences, Inc.
Alpine Immune Sciences, Inc. is committed to leading a new wave of immune therapeutics. With world-class research and development capabilities, a highly productive scientific platform, and a proven management team, Alpine is seeking to create first- or best-in-class multifunctional immunotherapies via unique protein engineering technologies to improve patients’ lives. Alpine has entered into strategic collaborations with leading global biopharmaceutical companies and has a diverse pipeline of clinical and preclinical candidates in development. For more information, visit www.alpineimmunesciences.com. Follow @AlpineImmuneSci on Twitter and LinkedIn.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding our platform technology and potential therapies, the timing of and results from clinical trials and preclinical development activities, clinical and regulatory objectives and the timing thereof, expectations regarding the sufficiency of cash combined with the potential $75 million in pre-option exercise milestones payable under our option and license agreement with AbbVie to fund operations through 2023, the potential efficacy, safety profile, future development plans, addressable market, regulatory success, and commercial potential of our product candidates, our ability to achieve milestones in our collaboration with AbbVie, the progress and potential of our other ongoing development programs, the timing of our public presentations and potential publication of future clinical data, the efficacy of our clinical trial designs, anticipated enrollment in our clinical trials and the timing thereof, expectations regarding our ongoing collaborations, and our ability to successfully develop and achieve milestones in our development programs. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “intend,” and other similar expressions, among others. These forward-looking statements are based on current assumptions that involve risks, uncertainties, and other factors that may cause actual results, events, or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to: the impact of the COVID-19 pandemic on our business, research and clinical development plans and timelines and results of operations, including the impact on our clinical trial sites, collaborators, and contractors who act for or on our behalf, may be more severe and prolonged than currently anticipated; clinical trials may not demonstrate safety and efficacy of any of our product candidates; our ongoing discovery and preclinical efforts may not yield additional product candidates; our discovery-stage and preclinical programs may not advance into the clinic or result in approved products; any of our product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; we may not achieve additional milestones in our proprietary or partnered programs; the impact of competition; adverse conditions in the general domestic and global economic markets; as well as the other risks identified in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and we undertake no obligation to update forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.
“Secreted Immunomodulatory Proteins”, “SIP”, “Transmembrane Immunomodulatory Protein,” “TIP,” “Variant Ig Domain,” “vIgD” and the Alpine logo are registered trademarks or trademarks of Alpine Immune Sciences, Inc. in various jurisdictions.

Alpine Immune Sciences, Inc.
Selected Consolidated Balance Sheet Data
(In thousands)
	March 31, 2021	December 31, 2020
	(unaudited)
Cash and cash equivalents	$12,629	$34,959
Short-term investments	84,185	70,622
Total current assets	100,482	107,101
Long-term investments	18,316	25,549
Total assets	129,977	144,090
Total current liabilities	43,367	41,167
Total stockholders’ equity	53,294	62,158
Total liabilities and stockholders’ equity	129,977	144,090

Consolidated Statement of Operations and Comprehensive Income (Loss) Data
(In thousands, except share and per share amounts)	Three Months Ended March 31,
	2021	2020
	(unaudited)
Collaboration revenue	$3,204	$1,091
Operating expenses:
Research and development	10,437	4,878
General and administrative	3,256	1,778
Total operating expenses	13,693	6,656
Loss from operations	(10,489)	(5,565)
Other income (expense):
Interest expense	(217)	(120)
Interest income	63	152
Net loss	$(10,643)	$(5,533)
Comprehensive income (loss):
Unrealized loss on investments	(5)	(15)
Unrealized loss on foreign currency translation	(15)	(113)
Comprehensive loss	$(10,663)	$(5,661)
Weighted-average shares used to compute basic and diluted net loss per share	23,869,860	18,587,892
Basic and diluted net loss per share	$(0.45)	$(0.30)

Alpine Immune Sciences Inc.
Contacts:
Alex Sharif
Director, Investor Relations and Corporate Development
Alpine Immune Sciences, Inc.
206-788-4545
ir@alpineimmunesciences.com

Laurence Watts
Managing Director
Gilmartin Group, LLC.
619-916-7620
laurence@gilmartinir.com